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                              EX-10.4
                              Convertible Preferred Stock Purchase Agreement

                        SUPERSHUTTLE INTERNATIONAL, INC.

                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

     This Agreement is made as of September 24, 1987 among Super-Shuttle International, Inc., a Delaware corporation (the "Company"), and the persons and entities listed on the Schedule of Purchasers attached hereto as Exhibit A (the "Purchasers").

                                    SECTION 1

                    Authorization and Sale of Preferred Stock

     1.1 Authorization. The Company will authorize the sale and issuance of up to 83,505 shares (the "Shares") of its Convertible Preferred Stock ("Preferred" or "Preferred Stock"), having the rights, privileges and preferences as set forth in the Certificate of Designations, (the "Certificate") in the form attached to this Agreement as Exhibit B.

     1.2 Sale of Preferred. Subject to the terms and conditions hereof, the Company will severally issue and sell to each of such Purchasers and the Purchasers will severally buy from the Company the total number of shares of Preferred specified opposite such Purchaser's name in column 2 of the Schedule of Purchasers, at the aggregate purchase price set forth in column 3 of the Schedule of Purchasers. The Company's agreements with each of the Purchasers are separate agreements, and the sales of the Preferred to each of the Purchasers are separate sales.

                                    SECTION 2

                             Closing Dates; Delivery

     2.1 Closing Dates. The closing of the purchase and sale of the Preferred hereunder shall be held at the offices of Mitchell, Silberberg & Knupp, 11377 West Olympic Boulevard, Los Angeles, CA at 2:00 p.m., local time, on September 24, 1987 (the "Closing") or at such other time and place upon which the Company and the Purchasers shall agree (the date of the Closing is hereinafter referred to as the "Closing Date").

     2.2 Delivery. At the Closing, the Company will deliver to each Purchaser a certificate or certificates, registered in such Purchaser's name set forth on the Schedule of Purchasers, representing the number of Shares designated in column 2 of the Schedule


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of Purchasers to be purchased by such Purchaser, against payment of the purchase price therefor, by cashier's check payable to the Company or wire transfer per the Company's instructions.

                                    SECTION 3

                  Representations and Warranties of the Company

     Except as set forth on Exhibit C attached hereto, the Company represents and warrants to the Purchasers as follows:

     3.1 Organization and Standing; Articles and By-Laws. The Company is a corporation duly organized and existing under, and by virtue of, the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in every jurisdiction where such qualification is required by applicable law, except where the failure to be so qualified would not have a material adverse affect on the Company's business as now conducted or as now proposed to be conducted. The Company has furnished the Purchaser's special counsel with copies of its Certificate of Incorporation and By-Laws, as amended. Said copies are true, correct and complete and contain all amendments through the Closing Date.

     3.2 Corporate Power. The Company will have at the Closing Date all requisite legal and corporate power and authority to execute and deliver this Agreement, to sell and issue the Shares hereunder, to issue the Common Stock issuable upon conversion of the Preferred and to carry out and perform its obligations under the terms of this Agreement.

     3.3 Subsidiaries. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any equity interest in any corporation, association or business entity.

     3.4 Capitalization. The authorized capital stock of the Company consists or will, upon the filing of the Certificate, consist of 4,000,000 shares of Common Stock, 3,000,000 shares of which are designated Class A Common Stock (herein "Common Shares"), of which 990,285 shares are issued and outstanding as of the Closing Date, and 1,000,000 shares of which are designated Class B Common Stock ("Class B Common"), none of which has been issued, and 1,000,000 shares of Preferred Stock, 100,000 shares of which have been (or will be by the Closing
Date) designated "Convertible Preferred Stock,"


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none of which has been issued prior to the Closing. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. Options to purchase an aggregate of 234,000 shares of Common Shares are issued and outstanding. Warrants to purchase an aggregate of up to 178,890 shares of Common Shares are issued and outstanding and up to an additional 250,000 shares of Common Shares are issuable upon conversion of outstanding convertible notes. The Company has reserved 83,505 shares of Preferred for issuance hereunder, 83,505 shares of its Common Shares for issuance upon conversion of the Preferred, 673,890 shares of Common Shares for issuance upon the exercise of outstanding options and warrants or options which may be granted under the Company's non-qualified stock option plan, and upon conversion of outstanding debt, and up to 86,900 shares of its Common Shares for issuance to employees, consultants, or directors under stock plans or arrangements approved by the Board of Directors. The Preferred shall have the rights, preferences, privileges and restrictions set forth in the Certificate. Except as set forth above, there are no options, warrants or other rights to purchase or acquire any of the Company's authorized and unissued capital stock or other securities of the Company. A list of all holders of the outstanding capital stock and other securities of the Company, including, without limitation all convertible debt, options, warrants and other rights, and, in the case of convertible debt, options, warrants or other convertible securities, a table showing the exercise price, term and number of shares issuable upon conversion or exercise thereof, is attached hereto as Exhibit D.

     3.5 Authorization. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Preferred (and the Common Shares issuable upon conversion of the Preferred) and the performance of all of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the indemnification provisions of Section 8.11 hereof may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The Shares, when issued in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable, and will have the rights, preferences and privileges described in the Certificate; the Common Shares issuable upon conversion of the Shares has been duly and validly reserved and, when issued in compliance with the provisions of this Agreement and the Certificate, will be validly issued, fully paid and nonasses-


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sable; and the Shares and such Common Shares will be free of any liens or encumbrances, assuming the Purchasers take the shares with no notice thereof, other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Shares (and the Common Shares issuable upon conversion thereof) may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein. The Shares are not subject to any preemptive rights or rights of first refusal.

     3.6 Financial Statements. The Company has delivered to each Purchaser the attached financial statements for SuperShuttle, Inc. for the year ended and as of September 30, 1986 and the ten-month period and the month ended and as of July 31, 1987 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (other than for accompanying notes) and subject to changes for year-end audit adjustments. The Financial Statements accurately set out and describe the financial condition and operating results of the Company, as of the dates, and during the periods, indicated therein. Since July 31, 1987, there has not been any change in the assets, liabilities, financial condition or operations of the Company, from that reflected in the Financial Statements except for changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse.

     3.7 Material Liabilities. To the best of its knowledge, the Company has no material liabilities or obligations, absolute or contingent (individually or in the aggregate), except (i) the liabilities and obligations set forth in the Financial Statements, (ii) liabilities and obligations which have been incurred subsequent to July 31, 1987 in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse, and (iii) liabilities and obligations under a lease for its principal offices and leases for equipment, and liabilities and obligations under sales, procurement and other contracts and arrangements entered into in the normal course of business.

     3.8 Title to Properties and Assets; Liens, etc. The Company has good and marketable title to its properties and assets, and has good title to all its leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and which have not arisen otherwise than in the ordinary course of business, and (iii) those listed on Exhibit C.



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     3.9 Compliance with Other Instruments, None Burdensome, etc. The Company is not in violation of any term of its Certificate of Incorporation or By-Laws, or in any material respect of any term or provision of any material mortgage, indebtedness, indenture, contract, agreement, instrument, judgment or decree, and to the best of its knowledge is not in violation of any order, statute, rule or regulation applicable to the Company where such violation would materially and adversely affect the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Preferred and the Common Shares issuable upon conversion of the Preferred, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, the Company's Certificate of Incorportion or By-laws or any of its agreements (or, to the best of the Company's knowledge, any agreement binding upon any officer, director or affiliate of the Company) nor result in the creation of, any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company; and there is no such violation or default which materially and adversely affects the business of the Company or any of its properties or assets.

     3.10 Litigation, etc. There are no actions, suits, proceedings or investigations pending against the Company, its properties or any officer, director or affiliate of the Company before any court or governmental agency (nor, to the best of the Company's knowledge, is there any reasonable basis therefor or threat thereof).

     3.11 Employees. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of such employee with the Company or any other party because of the nature of the business conducted or to be conducted by the Company.

     3.12 Registration Rights. Except as set forth in this Agreement and pursuant to the Registration Rights Agreement dated October 14, 1985 by and among the Company, Wilmington Cab Company of California, Mitchell S. Rouse, Erwin Tomash, as Trustee of the Erwin and Adele Tomash Family Trust, David Abel, Chester I. Lappen, Lawrence Goodman, as Trustee of the Goodman Community Property Trust, and David Jacobs (the "Original Registration Rights Agreement"), the Company is not under any contractual obligation to register (as defined in Section 8.2 below) any of its presently outstanding securities or any of its securities which may hereafter be issued.

     3.13 Governmental Consent, etc. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or


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the offer, sale or issuance of the Preferred (and the Common Shares issuable upon conversion of the Preferred), or the consummation of any other transaction contemplated hereby, or the conduct of the Company's business as currently contemplated, except (a) filing of the Certificate in the office of the Delaware Secretary of State (b) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Preferred (and the Common Shares issuable upon conversion of the Preferred) under the California Corporate Securities Law of 1968, as amended, and other applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner.

     3.14 Offering. Subject to the accuracy of the Purchasers' representations in Section 4 hereof, the offer, sale and issuance of the Preferred to be issued in conformity with the terms of this Agreement, and the issuance of the Common Shares to be issued upon conversion of the Preferred, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

     3.15 Brokers or Finders; Other Offers. The Company has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement.

     3.16 Airport Consent. The Company has the proper and necessary authority to conduct business in each airport facility identified on Exhibit C. This Section
3.16 is not intended to limit in any way the scope of Section 3.13 hereof.

     3.17 Material Agreements. Attached hereto as Exhibit E is a list of all agreements, contracts, indebtedness, liabilities, and other obligations to which the Company is a party or by which it is bound and which either (i) involve or may involve obligations on behalf of any party thereto in excess of $50,000, or
(ii) include as a party thereto any officer, director, key employee or principal shareholder of the Company, or any individual or entity affiliated with any officer, director, key employee or principal shareholder of the Company.

     3.18 Governmental Litigation. There is no litigation pending or threatened against the Company, nor any material complaints with state, city, or private entities governing airport ground transportation areas for the airports the Company and its franchise currently serve, This Section 3.18 is not intended to limit in any way the scope of Section 3.10 hereof.


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     3.19 Disclosure. To the best of the Company's knowledge, this Agreement with the Exhibits hereto and the Company's Business Plan dated September, 1987, when taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein not misleading in light of the circumstances under which they were made. The Business Plan and the financial projections contained in the Business Plan were prepared in good faith; however, the Company does not warrant that it will achieve the financial projections set forth in the Business Plan.

                                    SECTION 4

                Representations and Warranties of the Purchasers

     Each Purchaser hereby severally represents and warrants to the Company with respect to the purchase of the Shares as follows:

     4.1 Experience. It has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

     4.2 Investment. It is acquiring the Preferred and the underlying Common Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for sale in connection with, any distribution thereof. It understands that the Preferred to be purchased and the underlying Common Shares have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Purchaser's representations as expressed herein.

     4.3 Rule 144. It acknowledges that the Preferred and the underlying Common Shares are subject to restrictions on transfer and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being effected through a "broker's transaction" or in transactions directly with a "market maker" and the number of




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shares being sold during any three-month period not exceeding specified limitations.

     4.4 No Public Market. It understands that no public market now exists for any of the securities issued by the Company and that the Company has made no assurances that a public market will ever exist for the Company's securities.

     4.5 Access to Data. It has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management and the opportunity to review the Company's facilities and Business Plan.

     4.6 Authorization. This Agreement when executed and delivered by such Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as the indemnification provisions of Section 8.11 hereof may be limited by principles of public policy, and subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and the execution and performance of this Agreement will not violate the agreements under which the non-individual Purchasers were formed or result in any material breach in any agreement or obligation by which the Purchasers are bound.

     4.7 Brokers or Finders. The Company has not, and will not, incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement. Lambda III, L.P., will be paying a fee to Bradford W. Allen equal to one percent of the total amount invested pursuant to this Agreement by Lambda III, L.P., and Lambda C.F.D. '87, L.P., but such payment shall in no way limit the proceeds to the Company hereunder or be an obligation of the Company in any way.

     4.8 Securities Law Compliance. Each of the Purchasers is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act of 1933, as amended. Each Purchaser which is not an individual represents that is was not formed for the specific purpose of making this investment. Each Purchaser's principal place of business, or residence in the case of an individual purchaser, is as set forth on Exhibit A attached hereto.

                                   SECTION 5

                      Conditions to Closing of Purchasers

     The Purchasers' obligations to purchase the Shares at the Closing are, at the option of the Purchasers, subject to the fulfillment of the following conditions:



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     5.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects as of the Closing Date.

     5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

     5.3 Opinion of Company's Counsel. The Purchasers shall have received from Mitchell, Silberberg & Knupp, counsel to the Company, an opinion addressed to them, dated the Closing Date, in a form acceptable to the Purchasers and their special counsel.

     5.4 Compliance Certificate. The Company shall have delivered to the Purchasers a certificate of the Company in the form of Exhibit F hereto, executed by the Executive Vice President of the Company, dated the Closing Date, and certifying, among other things, to the fulfillment of the conditions specified in Sections 5.1 and 5,2 of this Agreement.

     5.5 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Preferred and the Common Shares issuable upon conversion of the Preferred.

     5.6 Certificate of Designations. The Certificate shall have been filed with the Delaware Secretary of State.

     5.7 Legal Matters. All material matters of a legal nature which pertain to this Agreement and the transactions contemplated hereby, shall have been reasonably approved by special counsel to the Purchasers.

     5.8 Minimum Investment. The Purchasers at the Closing shall purchase shares of Preferred having an aggregate purchase price of not less than $1,000,000.00.

     5.9 Non-Compete Agreements. Mitchell S. Rouse, David Jacobs and James Zebrowski shall have entered into agreements not to compete with the Company in forms satisfactory to the Purchasers.

     5.10 Board of Directors. The Board of Directors of the Company on the Closing Date shall consist of at least eight properly authorized members.


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                                    SECTION 6

                        Conditions to Closing of Company

     The Company's obligation to sell and issue the Shares at the Closing Date is, at the option of the Company, subject to the fulfillment as of the Closing Date of the following conditions:

     6.1 Representations. The representations made by the Purchasers in Section 4 thereof shall be true and correct when made, and shall be true and correct on the Closing Date.

     6.2 Blue Sky. The Company shall have obtained all necessary Blue Sky law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Preferred and the Common Shares issuable upon conversion of the Preferred.

     6.3 Certificate of Designations. The Certificate shall have been filed with the Delaware Secretary of State.

     6.4 Legal Matters. All material matters of a legal nature which pertain to this Agreement, and the transactions contemplated hereby, shall have been reasonably approved by counsel to the Company.

     6.5 Minimum Investment. The Purchasers at the Closing shall purchase shares of Preferred having an aggregate purchase price of not less than $1,000,000.00.

                                    SECTION 7

                            Covenants of the Company

     The Company hereby covenants and agrees as follows:

     7.1 Financial Information. The Company will mail the following reports to each Purchaser for so long as such Purchaser is a holder of any shares of Preferred or Common Shares issued upon conversion of the Preferred:

          (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous


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     fiscal year (or, at the election of the Company, setting forth in comparative form the budgeted figures for the fiscal year then reported), all in reasonable detail and audited by independent public accountants of national standing selected by the Company.

          (b) As soon as practicable after the end of each month (beginning September 1987), and in any event within 45 days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such period, and consolidated statements of income and consolidated statements of changes in financial condition of the Company and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles (other than for accompanying notes), subject to changes resulting from year-end audit adjustments, all in reasonable detail, signed and certified as accurate by the President or Chief Financial Officer of the Company and accompanied by a qualitative summary prepared by such individual of the highlights of the financials and the business for the month.

     7.2 Additional Information. As long as a Purchaser holds shares of Preferred and/or Common Shares issued upon conversion of the Preferred, the Company will deliver or provide to such Purchaser (i) prior to the beginning of each fiscal year, an annual budget and business plan, including projected income statements, cash flow figures and balance sheet information, on a monthly basis for the ensuing fiscal year, together with a qualitative description of the Company's plan prepared by the President; (ii) promptly (but in no event more than thirty days) after the discovery of any default of the Company's material obligations pursuant to this Agreement, or any other materially adverse event or circumstance affecting the business or operations of the Company, a statement outlining such default or event and the Company's proposed response thereto;
(iii) with reasonable promptness, copies of all annual federal income tax returns and all filings made with the Securities and Exchange Commission; and
(iv) with reasonable promptness, such other information and data, including access to books, records, officers and accountants, with respect to the Company and its subsidiaries as any such holder may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide any information pursuant to this Section 7.2 that it considers in good faith to be a trade secret or to contain confidential or classified information.

     7.3 Assignment of Rights to Financial Information. The rights granted pursuant to Sections 7.1 and 7.2 may not be assigned or otherwise conveyed by any Purchaser or by any subsequent transferee of any such rights without the prior written consent of the Company (which consent shall not be unreasonably withheld); provided, how-


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ever, that any Purchaser may assign to any transferee, other than a competitor of the Company, after giving notice to the Company, the rights granted pursuant to Section 7.1 and 7.2 to (i) a transferee who acquires at least 5,000 shares of Preferred and/or Common Shares issued upon conversion of the Preferred, appropriately adjusted for recapitalizations, stock splits, stock dividends and the like ("Recapitalizations"), or (ii) any constituent partner of a Purchaser.

     7.4 Termination of Financial Information. The covenants set forth in Sections 7.1. and 7.2 shall terminate and be of no further force or effect at such time as the Company is required to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     7.5 Insurance. From and after the Closing, the Company shall maintain key man insurance (or a binder with respect thereto) in the amount of $500,000.00 on each of David Jacobs and James Zebrowski, and $1,000,000 on Mitchell S. Rouse, with the Company as the sole named beneficiary under each such policy.

     7.6 Board of Directors. As of the Closing Date, Frank R. Kline, Jr., will be a duly authorized and appointed member of the Board of Directors of the Company. At no time after the Closing Date shall more than four members of the Board of Directors be current or former employees or officers of the Company or of any affiliate of the Company, or members of the families of any such individuals ("Inside Directors") (hereinafter, members of the Board of Directors that are not Inside Directors shall be termed "Outside Directors"). The following individuals shall constitute Outside Directors as of the Closing Date:
Erwin Tomash, David Abel, Chester I. Lappen and Frank R. Kline, Jr.

     7.7 Change of Business Direction. Without the prior written consent of at least a majority of the Outside Directors of the Company, which consent shall have been obtained without any special consideration having been rendered to any such Outside Director or any affiliate of such director ("Outside Board Consent"), the Company shall not enter into any activity or business unrelated to transportation services.

     7.8 Rouse Stock Issuances. The Company shall not issue any shares of capital stock or any options, warrants or other rights to purchase such shares to any member of the Rouse family or any affiliate of such individual unless Outside Board Consent has been obtained and the securities are issued and sold at a price which is determined to be fair (to the Company) either (a) by a third party (such as an investment banker or nationally recognized accounting firm) mutually agreed upon by both the Company and a majority of the holders of the Registrable Securities (as defined below) or (b) by a majority



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of the disinterested members of the Board of Directors and by holders of a majority of the disinterested shares of outstanding capital stock of the Company.

     7.9 Executive Salaries. The annual salary (including bonuses) paid to Mitchell S. Rouse, David Jacobs and James Zebrowski shall not be increased at a rate of greater than fifteen percent (15%) per annum without Outside Board Consent, and in no event shall the salary level (excluding bonuses) of any such individuals exceed $200,000.

     7.10 Termination of Covenants. The covenants set forth in Sections 7.5, 7.6, 7.7, 7.8 and 7.9 shall terminate and shall be of no further force or effect at such time as the Company has completed a firm commitment underwritten public offering of its securities pursuant to the Securities Act of 1933, as amended.

                                    SECTION 8

                 Restrictions on Transferability of Securities;

               Compliance with Securities Act; Registration Rights

     8.1 Restrictions of Transferability. The Preferred and the Conversion Stock (as defined below) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 8, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Purchaser will cause any proposed purchaser, assignee, transferee, or pledgee of the Preferred or such Common Shares held by a Purchaser to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 8.

     8.2 Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "Conversion Stock" means the Common Shares issued or issuable pursuant to conversion of the Preferred.

          "Holder" shall mean any Purchaser holding Registrable Securities (including Preferred) and any person holding Registrable Securities to whom the rights under this Section 8 have been transferred in accordance with
     Section 8.14 hereof.



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          "Initiating Holders" shall mean any Purchasers or transferees of
     Purchasers under Section 8.14 hereof who in the aggregate are Holders of greater than 30% of the Registrable Securities.

          "Registrable Securities" means (i) the Conversion Stock; and (ii) any Common Shares of the Company issued or issuable in respect of the Conversion Stock or other securities issued or issuable pursuant to the conversion of the Preferred upon any stock split, stock dividend, recapitalization, or similar event, or any Common Shares otherwise issued or issuable with respect to the Preferred, provided, however, that shares of Common Shares or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold or are available for sale in the opinion of counsel to the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

          The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

          "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 8.5, 8.6 and 8.7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders participating in the registration.

          "Restricted Securities" shall mean the securities of the Company required to bear the legend set forth in Section 8.3 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all fees and disbursements of counsel for any Holder.

          "Other Registrable Securities" shall mean securities of the same class as the Registrable Securities for which the Company has received a request for registration under Section 8.5(a) hereof, held by holders who have contractual rights to participate in such registration.

     8.3 Restrictive Legend. Each certificate representing (i) the Preferred,
(ii) the Conversion Stock and (iii) any other securities issued in respect of the Preferred or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 8.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

     Each Purchaser and Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Preferred or the Common Shares in order to implement the restrictions on transfer established in this Section 8.

     8.4 Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 8.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership or (ii) in transactions involving the distribution without consideration of Restricted Securities by any of the Purchasers to any of its partners, or retired partners, or to the estate of any of its partners or retired partners; provided that any such transfer or transaction is effected in accordance with applicable state and federal securities laws), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either
(i) an unqualified written opinion of legal counsel who shall, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be ef-fected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section 8.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act.

     8.5 Requested Registration.

     (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to not less than 25,000 shares (appropriately adjusted for stock splits, recapitalizations, and the like) of Registrable Securities, the Company will:

          (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

          (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company;

     Provided, however, that it is understood and agreed that holders of Other Registrable Securities may participate in such registration in proportion, as nearly as practicable, to the respective amounts of securities held by the Holders and such holders at the time of filing the registration statement; and

     Provided further, however, that the Company shall not be obligated to take any action to effect any such registration, qualification, or compliance pursuant to this Section 8.5:

          (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

          (B) Prior to January 1, 1989;

          (C) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date ninety
     (90) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

          (D) After the Company has effected one such registration pursuant to this Section 8.5(a), and such registration has been declared or ordered effective (provided that, if prior to the effectiveness of a registration statement, the number of Holders participating or the number of shares of Registrable Securities would not be sufficient to initiate a registration pursuant to this Section 8.5(a), the Company may withdraw its registration statement and, unless such insufficiency resulted from shares of Registrable Securities being withdrawn as a result of a materially adverse event or circumstance relating to the Company which was not known to the Initiating Holders at the time of their request for demand registration, the Company will be deemed to have satisfied its obligation to register Registrable Securities for purposes of this Section 8.5(a)(ii)(D); and provided further that, if the Holders that join in a registration under this Section 8.5(a) are unable to sell all of the Registrable Securities sought to be registered by them due to the participation of other holders having contractual rights to participate (other than Holders), then the Company shall be obligated to effect one additional registration if so requested, and if in such registration the participating Holders are again unable to sell all of the Registrable Securities sought to be registered for the same reason, the Company shall be obligated to effect yet another final registration under this Section 8.5(a), if so requested);

          (E) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 8.5 shall be deferred for a period not to exceed 90 days from the date of receipt of written request from the Initiating Holders.

     Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

     (b) Underwriting. In the event that a registration pursuant to Section 8.5 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Section 8.5(a)(i) (provided that it is understood that in no event shall the Company be obligated to find any such underwriter). In such event, the right of any Holder to registration pursuant to Section 8.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 8.5, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

     The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 8.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all holders of Registrable Securities and holders of Other Registrable Securities and the number of shares of Registrable Securities and Other Registrable Securities that may be included in the registration and underwriting shall be allocated among all holders thereof in proportion, as nearly as practicable, to the respective aggregate amounts of Registrable Securities and Other Registrable Securities held by such holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any holder to the nearest 100 shares.

     If any Holder of Registrable Securities disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

     8.6 Company Registration.

     (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than (i) in connection with the Company's initial public offering, or (ii) a registration relating solely to employee benefit plans, or (iii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

          (i) promptly give to each Holder written notice thereof; and

          (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder.

     (b) Underwriting. If the registration of which the Company gives notice is or a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 8.6(a)(i). In such event the right of any Holder to registration pursuant to
Section 8.6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 8.6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration. The Company shall so advise all Holders and other holders distributing their securities through such underwriting and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and such other holders (provided that such other holders have contractual rights to participate in such registration) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and other securities held by such Holders and such other holders at the time of filing the registration statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or holder to the nearest 100 shares. If any Holder or holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter.

     (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 8.6 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     8.7 Registration on Form S-3.

     (a) If any Holder or Holders holding in the aggregate not less than 30% of the then outstanding Registrable Securities request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 (or any successor form to Form S-3), the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request; provided, however, that the Company shall not be required to effect more than one registration pursuant to this Section 8.7 in any six (6) month period. The substantive provisions of Section 8.5(b) (including those provisions with respect to the rights of holders of Other Registrable Securities) shall be applicable to each registration initiated under this
Section 8.7.

     (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 8.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within ten (10) days of the receipt of the request of the initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date ninety (90) days immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 90 days from the receipt of the request to file such registration by such Holder.

     8.8 Limitations on Subsequent Registration Rights. From and after the Closing Date, the Company shall not, without first obtaining the written approval of holders of a majority of the Common Shares issued or issuable upon conversion of the Preferred, enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities unless such new registration rights, including standoff obligations, are subordinate to the registration rights granted to Holders hereunder. This Section 8.8 shall be of no further force or effect from and after the date on which none of the Purchasers own securities of the Company that are treated as Registrable Securities pursuant to Section 8.2 hereof.

     8.9 Expenses of Registration. All Registration Expenses incurred in connection with (i) all registrations pursuant to Section 8.5 (limited to one registration, except as expressly provided in the parenthetical in Section 8.5(a)(ii)(D)), (ii) all registrations pursuant to Section 8.6 and (iii) all S-3 registrations pursuant to Section 8.7, shall be borne by the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders and all other Registration Expenses shall be borne by the Holders of such securities pro rata on the basis of the number of shares so registered.

     8.10 Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 8, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least one hundred eighty (180) days or until the distribution described in the Registration Statement has been completed;

          (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

     8.11 Indemnification.

     (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 8, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein or the preparation thereby.

     (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising Out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein or the preparation thereby. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder, unless such liability arises out of or is based on willful conduct by such Holder.

     (c) Each party entitled to indemnification under this Section 8.11 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 8 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

     8.12 Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders, the Registrable Securities held by them and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 8.

     8.13 Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Shares of the Company, the Company agrees to use its best efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended.

          (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

          (c) So long as a Purchaser owns any Restricted Securities to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing a Purchaser to sell any such securities without registration.

     8.14 Transfer of Registration Rights. The rights to cause the Company to register securities granted Purchasers under Sections 8.5, 8.6 and 8.7 may be assigned to a transferee or assignee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities by a Purchaser provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 5,000 shares of Preferred and/or Common Shares issued upon conversion thereof (appropriately adjusted for stock splits and recapitalizations). Notwithstanding the foregoing, the rights to cause the Company to register securities may be assigned to any constituent partner of a Purchaser, without compliance with item (ii) above, provided written notice thereof is promptly given to the Company.

     8.15 Standoff Agreement. Each Holder agrees, so long as such Holder holds at least five percent (5%) of the Company's outstanding voting equity securities, in connection with the Company's initial public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred twenty (120) days) from the effective date of such registration as may be requested by the underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

                                    SECTION 9

                       Purchasers' Right of First Refusal

     9.1 Right of First Refusal. The Company hereby grants to Purchasers (provided such Purchasers are then current holders of shares of the Preferred or other equity securities issued in exchange for or upon conversion of the Preferred) the right to purchase a pro rata share of securities (hereinafter the "Preemptive Securities"), which are of the same type, class and series as the New Securities (as defined in Section 9.1(a)), in the event the Company sells New Securities. The amount of Preemptive Shares which each Purchaser may purchase shall be equal to the number of New Securities to be sold and issued by the Company multiplied by a fraction, the numerator of which is the sum of the number of shares of Common Shares then held by each Purchaser and the number of shares of Common Shares issuable upon conversion of the Preferred then held by such Purchaser and the denominator of which is the sum of the total number of shares of Common Shares then outstanding and the number of shares of Common Shares issuable upon conversion of the then outstanding Preferred.

     (a) Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Common Shares and Preferred Stock (however designated), whether now authorized or not, and rights, options or warrants to purchase said shares of Common Shares or Preferred Stock and securities of any type whatsoever that are, or may become, convertible into said shares of Common Shares or Preferred Stock. Notwithstanding the foregoing, "New Securities" does not include (i) the Preferred purchased under this Agreement, including Common Shares issuable upon conversion of the Preferred, and securities issued to the Purchasers or their successors and assigns pursuant to this Section 9.1, (ii) securities offered to the public generally pursuant to a registration statement under the Securities Act, (iii) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than fifty-one percent (51%) of the voting power of the surviving or successor corporation, (iv) up to 86,900 shares of the Company's

Common Shares or options convertible into such number of shares issued to employees, officers and directors of, and consultants, customers, and vendors to, the Company, pursuant to any arrangement approved by the Board of Directors of the Company, (v) up to 662,890 shares of the Company's Common Shares issued upon the exercise of warrants or the conversion of debt issued and outstanding on or before the Closing Date, or upon the exercise of options, (vi) stock issued pursuant to any rights or agreements granted after the date hereof including without limitation convertible securities, options and warrants, provided that the rights of first refusal established by this Section 9.1 apply with respect to the initial sale or grant by the Company of such rights or agreements, (vii) securities issued to Union Venture Corporation or its successors and assigns pursuant to Section 6.2 of the Purchase Agreement dated as of July 3, 1986 by and between the Company and Union Venture Corporation or to Stanchart Equities, Inc. or its successors and assigns pursuant to Section
6.2 of the Purchase Agreement dated as of September 1, 1987 by and among the Company and Stanchart Equities, Inc., or (viii) stock issued in connection with any stock split, stock dividend or recapitalization by the Company.

     (b) In the event the Company proposes to undertake an issuance of New Securities, it shall give each Purchaser twenty (20) days prior written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. Each Purchaser (provided such Purchaser is then a current holder of shares of the Preferred or other equity securities issued in exchange for or upon conversion of the Preferred) shall have twenty (20) days from the date of receipt of any such notice to agree to purchase up to their respective pro rata shares of the Preemptive Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of Preemptive Securities to be purchased.

     (c) If any Purchaser fails to agree to purchase Preemptive Securities within said twenty (20)-day period, it shall be deemed to have waived said right with respect to the New Securities then being offered by the Company, provided that the Company shall have ninety (90) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement) to sell the New Securities at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said ninety (90) day period (or sold and issued New Securities in accordance with the foregoing within sixty (60) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without again offering the rights described in this Section
9. The Company shall have no obligation to consummate the sale of Preemptive Securities to Purchasers in the event the Company does not consummate the sale of New Securities as described in the notice given Purchasers pursuant to Section 9.1(b) hereof.

     (d) The rights granted under this Section 9 shall expire upon the closing of a Public Offering (as defined in Section 10.1(d)) below.

     (e) The rights granted under this Section 9 are not assignable except by a Purchaser to any wholly-owned subsidiary or constituent partner of such Purchaser who acquires at least 5,000 Shares (appropriately adjusted for stock splits, recapitalizations and the like).

                                   SECTION 10

                                Right of Co-Sale

     Mitchell S. Rouse and Wilmington Cab Company of California ("Wilmington Cab") (hereinafter, individually, a "Management Shareholder") each hereby agrees as follows:

     10.1 Right of Co-Sale.

     (a) In the event a Management Shareholder proposes to sell or otherwise transfer any of his shares of the Company's Common Shares (or equity securities issued in exchange therefor or as a dividend thereon), the Management Shareholder will notify each Purchaser, provided such Purchaser is then a current holder of shares of the Preferred or other equity securities issued in exchange for or upon conversion of such Preferred (a "Co-Selling Party"), in writing at least thirty (30) days in advance of such proposed sale (specifying the number of shares or equity securities to be sold, the date of sale, the sales price, the proposed purchaser and other terms of sale) and will permit each Co-Selling Party (at such Co-Selling Party's option) to participate in such sale and to sell the number of shares or equity securities each Co-Selling Party desires to sell together with the number of shares and equity securities of the Company which the Management Shareholder desires to sell, subject to the following limitations. If the total number of shares or equity securities to be sold in such transaction does not allow the Management Shareholder and each Co-Selling Party to sell all the shares and equity securities each such party desires to sell, then each participating Co-Selling Party ("Participating Co-Selling Party") shall be entitled to sell his or its pro rata share of the total number of shares or equity securities to be sold, and the Management Shareholder will be entitled to sell only the number of shares or equity securities of such total which are not to be sold by the Participating Co-Selling Parties. A pro rata share for purposes of this right of Co-Sale is the ratio that the sum of the number of shares of Common Shares then held by each Purchaser and the number of shares of Common Shares issuable upon conversion of the Preferred then held by such Purchaser bears to the sum of the total number of shares of Common Shares then outstanding and the number of shares of Common Shares issuable upon conversion of the then outstanding Preferred.

     (b) Within ten (10) days after receipt of the Management Shareholder's notice, each Co-Selling Party shall notify the Management Shareholder in writing of the number of shares which it desires to sell, if any. The Management Shareholder shall keep each Participating Co-Selling Party fully informed of the progress of such sale and shall use his best efforts to assist each Participating Co-Selling Party in completing such sale, provided that nothing herein shall obligate any Participating Co-Selling Party to complete such sale after giving notice of intention to participate if the Participating Co-Selling Party elects not to do so.

     (c) In the event the proposed purchaser in any transaction giving rise to a right of co-sale pursuant to this Section 10.1 chooses for any reason not to consummate the purchase of the shares or equity securities of the Management Shareholder and the Participating Co-Sellinq Parties on substantially the terms set forth in the written notice and as provided in Section 10.l(a), then the Management Shareholder agrees to provide prompt written notice to each Co-Selling Party. Each Co-Selling Party shall have the right for ten (10) days from the date of receipt of any such notice to purchase its proportionate share of the shares or equity securities which the Management Shareholder originally intended to sell to the proposed purchaser on the terms and at the price set forth in the original written notice. For purposes of this Section 10.1(c), a proportionate share is the ratio that the sum of the number of shares of Common Shares then held by the Co-Selling Party and the number of shares of Common Shares issuable upon conversion of the Preferred then held by such Co-Selling Party bears to the sum of the total number of shares of then outstanding shares of Common Shares issued upon prior conversions of Preferred Stock and the number of shares of Common Shares issuable upon conversion of the then outstanding Preferred Stock.

     (d) The right of co-sale described in Sections lO.l(a) and (b), and the right of purchase described in Section lO.l(c), shall expire upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Shares of the Company for the account of the Company to the public at an initial offering price per share (prior to underwriting commissions and offering expenses) of not less than $19.76 per share (appropriately adjusted for splits and the like) and an aggregate initial offering price to the public of not less than $7,500,000 (a "Public Offering"). The rights set forth in Sections 10.l(a), (b) and (c) shall not apply to proposed transfers (i) pursuant to an effective registration statement under the Securi-ties Act, or in connection with any acquisition or reorganization of the Company, (ii) by operation of law, (iii) by Wilmington Cab of up to 35,000 shares of Common Shares to John Goss and up to 20,000 shares of Common Stock to James Zebrowski, (iv) which does not result in a change of the beneficial ownership of the shares, (v) to a Management Shareholder's successors (by merger or acquisition), ancestors, descendents or spouse (or a trust for their benefit), or (vi) made pursuant to Rule 144 under the Securities Act after the closing of the first firm commitment underwritten public offering of the Company's securities pursuant to an effective registration statement under the Securities Act.

                                   SECTION 11

                                  Miscellaneous

     11.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of California.

     11.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby.

     11.3 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto, provided, however, that the rights of a Purchaser to purchase the Preferred shall not be assignable without the consent of the Company.

     11.4 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto at the Closing constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no Party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought; provided, however, that holders of a majority of the Common Shares issued or issuable upon conversion of the Preferred may, with the Company's prior written consent, waive, modify or amend on behalf of all holders, any provisions hereof.

     11.5 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Purchaser, at such Purchaser's address set forth in Exhibit A, or at such other address as such Purchaser shall have furnished to the Company in writing, or (b) if to any other holder of any Shares, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the cover page of this Agreement and addressed to the attention of the President, or at such other address as the Company shall have furnished to the Purchasers.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

     11.6 Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any holder of any Shares, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     11.7 Specific Performance. Each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge damages would be inadequate and difficult to compute; accordingly, the nondefaulting party, in addition to other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

     11.8 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF TEE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS

AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     11.9 Expenses. The Company shall bear the reasonable fees and expenses of Wilson, Sonsini, Goodrich & Rosati, P.C., special counsel to the Purchasers, incurred with respect to this Agreement and the transactions contemplated hereby, up to a maximum of $20,000.

     11.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     11.11 Severability. In the event that any provision of this Agreement is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

     11.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     The foregoing agreement is hereby executed as of the date first above written.

"MANAGEMENT SHAREHOLDERS"'                "COMPANY"

(As to Section 10 only)                   SUPERSHUTTLE INTERNATIONAL, INC.
                                          a Delaware corporation

/s/ Mitchell S. Rouse                     By: /s/ M S Rouse
-------------------------------              -----------------------------------
Mitchell S. Rouse                            Mitchell S. Rouse, President

Wilmington Cab Company of
  California


By: /s/ [ILLEGIBLE]
    -------------------------------
Title: President

                                          "PURCHASERS"

                                          --------------------------------------


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                          Title: V.P. Lambda Capital Corp.
                                                --------------------------------
                                                 General Partner


                                          --------------------------------------

                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                          Title: V.P. Lambda Capital Corp.
                                                --------------------------------
                                                 General Partner

                                             for Lambdac FD '87 LP
                                          --------------------------------------

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          --------------------------------------

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          --------------------------------------

95RDC-664
9/18/87

                                          "PURCHASERS"

                                          --------------------------------------


                                          By: /s/ Bradford W. Allen
                                             -----------------------------------
                                          Title: BRADFORD W. ALLEN
                                                --------------------------------


                                          --------------------------------------

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          --------------------------------------

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          --------------------------------------

                                          By:
                                             -----------------------------------
                                          Title:
                                                --------------------------------

                                          --------------------------------------



95RDC-664
9/18/87

                                    EXHIBIT A

                             Schedule of Purchasers

                                          Number of Shares of
                                             Convertible             Purchase
        Name and Address                   Preferred Stock            Price
        ----------------                   ---------------            -----

Lambda III, L.P.                                78,741             $1,000,010.70
c/o Drexel Burnham Lambert
  Incorporated
Attn: Frank R. Kline, Jr.
55 Broad Street
New York, NY 10004

Lambda CFD '87, L.P.                             3,937                 49,999.90
c/o Drexel Burnham Lambert
  Incorporated
Attn: Alexa Mahnkeri
55 Broad Street
New York, NY 10004

Mr. Bradford W. Allen                              827                 10,502.90
2956 Rounsevel Terrace
Laguna Beach, CA 92651

Totals                                          ------             -------------
                                                83,505             $1,060,513.50
95RDC-664 Ex.A
9/18/87